                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Innovative Gaming Corporation of America
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    INNOVATIVE GAMING CORPORATION OF AMERICA
                                4750 TURBO CIRCLE
                               RENO, NEVADA 89502

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 1998

                             ---------------------


TO THE SHAREHOLDERS OF INNOVATIVE GAMING CORPORATION OF AMERICA:

        Please take notice that the Annual Meeting of Shareholders of Innovative Gaming Corporation of America will be held, pursuant to due call by the Board of Directors of the Company at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada on Friday, May 29, 1998, at 10:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

        1.  To elect four directors.

        2. To transact any other business as may properly come before the meeting or any adjournments thereof.

        Pursuant to due action of the Board of Directors, shareholders of record on April 1, 1998, will be entitled to vote at the meeting or any adjournments thereof.

        A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.




                                    By Order of the Board of Directors

                                    Innovative Gaming Corporation of America

                                    Scott Shackelton, Secretary

April 24, 1998

                    INNOVATIVE GAMING CORPORATION OF AMERICA
                                4750 TURBO CIRCLE
                               RENO, NEVADA 89502

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                  MAY 29, 1998

                               PROXIES AND VOTING

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Innovative Gaming Corporation of America (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 29, 1998. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 24, 1998. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on April 1, 1998 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.


                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

        The Company has outstanding one class of voting securities, Common Stock, $0.01 par value, of which 7,535,211 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 6, 1998, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names.

NAME OF BENEFICIAL OWNER                     NUMBER             PERCENT OF CLASS
------------------------                     ------             ----------------
Edward G. Stevenson(1)                     221,666(2)                   2.9

Lyle Berman(3)                              33,000(4)                     *

Paul A. Bible(1)                            13,000(5)                     *

Ronald R. Zideck(1)                          6,000(6)                     *

Scott H. Shackelton(1)                      35,000(7)                     *

Grand Casinos, Inc.(3)                   1,127,500(8)                  14.8

All executive officers
  and directors as a
  group (five persons)                     308,666(9)                   4.0

-----------------------

 *   Less than 1%

1.   The address of such person is 4750 Turbo Circle, Reno, Nevada 89502

2. Includes 216,666 shares that such person has the right to acquire within 60 days.

3.   The address of such person is 130 Cheshire Lane, Minnetonka, Minnesota
     55305.

4. Does not include 1,025,000 shares of Common Stock and 102,500 shares of Common Stock issuable upon exercise of a warrant (the "Warrant") beneficially owned by Grand Casinos, Inc. ("Grand Casinos") of which Mr. Berman disclaims beneficial ownership. Mr. Berman is Chairman of the Board and a principle shareholder of Grand Casinos.

5. Includes 10,000 shares that such person has the right to acquire within 60 days. Includes 3,000 shares for which Mr. Bible has shared voting rights with his spouse.

6. Includes 5,000 shares that such person has the right to acquire within 60 days. Includes 1,000 shares for which Mr. Zideck has shared voting rights with his spouse.

7. Includes 30,000 shares that such person has the right to acquire within 60 days.

8. Includes 102,500 shares that such person has the right to acquire within 60 days.

9. Includes 261,666 shares that such persons has the right to acquire within 60 days.

                              ELECTION OF DIRECTORS

        Four directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the following nominees:

        EDWARD G. STEVENSON, age 51, has been the President, Chief Executive Officer and a director of the Company since February 1996. Prior to joining the Company, Stevenson served as the President and Chief Operating Officer of Little Six, Inc. d/b/a Mystic Lake Casino in Minneapolis, from January 1995 to March 1996. From 1988-1991 and from October 1992 to January 1995, Mr. Stevenson was the President of CMS International/Summit Casinos of Reno, Nevada. From June 1991 to October 1992, Mr. Stevenson served as president of the Gaming Operations Division for International Game Technology.

        LYLE BERMAN, age 56, has served as a director of the Company since December 1992 and as Chairman of the Board since December 1995. Mr. Berman has been the Chairman of the Board of Grand Casinos since October 1991 and Chief Executive Officer from October 1991 through March 1998, and Chairman of the Board and Chief Executive Officer of Rainforest Cafe, Inc. since February 1994. Mr. Berman had been Chief Executive Officer of Stratosphere Corporation from July 1994 through July 1997 and Chairman from July 1996 through July 1997. Stratosphere Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 1997. Mr. Berman is also a director of G-III Apparel Group Ltd., New Horizon Kids Quest, Inc. and Wilson's The Leather Investors, Inc.

        PAUL A. BIBLE, age 57, has served as a director of the Company since April 1997. Mr. Bible is President of the law firm Bible, Hoy & Trachok, Reno, Nevada, and specializes in commercial and gaming law. Mr. Bible was formerly chairman of the Nevada Gaming Commission from 1983 to 1987, Chairman of the State Bar of Nevada Gaming Law Section from 1989 to 1993, Trustee of the International Association of Gaming Attorneys from 1989 to 1994, and currently serves as a Vice President of the University of Nevada, Reno, Foundation.

        RONALD R. ZIDECK, age 60, was the managing partner of the Nevada office of the international firm of management accountants and consultants, Grant Thornton LLP from 1981 to 1997, and specializes in audit and regulatory reporting for the gaming industry. He served on his firm's National Executive Committee from 1991 to 1997. Mr. Zideck has also served on the Board of Directors of Harveys Casino Resorts, which owns and operates casino resorts in Nevada, Colorado and Iowa, since August 1997, and joined the Board of Directors of Comstock Bancorp in December 1997.

PROXIES AND VOTING

        The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

        All shares represented by proxies will be voted for the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.


                             EXECUTIVE COMPENSATION

        The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the most highly compensated officers other than the Chief Executive Officer.


                           SUMMARY COMPENSATION TABLE


                                              ANNUAL COMPENSATION           LONG-TERM
                                       ----------------------------------- COMPENSATION
                                                              OTHER ANNUAL    AWARDS
      NAME AND                         SALARY      BONUS(1)   COMPENSATION    OPTIONS
PRINCIPAL POSITION           YEAR        ($)          ($)          ($)          (#)
------------------           ----      -------     --------   ------------    -------
Edward G. Stevenson(2)       1997      251,000      70,000        6,000           -0-
President and                1996      208,974         -0-        5,000       300,000
Chief Executive Officer

Scott H. Shackelton(3)       1997      136,000         -0-        5,700        60,000
Chief Financial Officer      1996       76,284         -0-        3,325        60,000

--------------

(1)  Bonuses were determined under the Company's Management Incentive Plan.

(2)  Mr. Stevenson began his employment with the Company February 15, 1996.

(3)  Mr. Shackelton began his employment with the Company on June 10, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information concerning the grant of stock options to the Company's executive officers named in the Summary Compensation Table during the last fiscal year.


                                                                                             REALIZABLE
                                                                                               VALUE AT
                                                                                         ASSUMED ANNUAL
                                        INDIVIDUAL GRANTS                                RATES OF STOCK
               ----------------------------------------------------------------                   PRICE
                      NUMBER OF    PERCENT OF                                              APPRECIATION
               SECURITIES TOTAL       OPTIONS                                                FOR OPTION
                     UNDERLYING    GRANTED TO        EXERCISE                                   TERM(1)
                        OPTIONS  EMPLOYEES IN   OR BASE PRICE        EXPIRATION     -------------------
NAME                    GRANTED   FISCAL YEAR       PER SHARE              DATE        5%        10%
-------------------------------------------------------------------------------------------------------
Edward G. Stevenson        --             --              --                 --     $     --   $     --
Scott H. Shackelton    60,000(2)        22.1%          $4.13          July 2007      155,840    394,929

----------------
(1) Amounts for the executive shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Such options were granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Options become exercisable on a pro-rata basis in six equal annual increments beginning on the date of grant.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


        The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal 1997.

                                                                           VALUE OF
                                                          NUMBER OF       UNEXERCISED
                                                         UNEXERCISED     IN-THE-MONEY
                              SHARES                      OPTIONS AT      OPTIONS AT
                             ACQUIRED                     FY-END (#)      FY-END ($)
                                ON           VALUE       EXERCISABLE/    EXERCISABLE/
NAME                        EXERCISE(#)    REALIZED($)  UNEXERCISABLE    UNEXERCISABLE
----                        -----------    -----------  -------------    -------------
Edward G. Stevenson             ---           ---       216,666/83,334     $ ---/---

Scott H. Shackelton             ---           ---        30,000/90,000     $ ---/---

                              EMPLOYMENT AGREEMENTS


        In February 1996, the Company entered into a three year employment agreement with Edward G. Stevenson pursuant to which Mr. Stevenson serves the Company as President and Chief Executive Officer. Pursuant to such agreement, Mr. Stevenson receives an annual base salary of $250,000 and an annual bonus of up to 25% of his base salary as determined by the Company's Board of Directors. In addition, Mr. Stevenson will receive an annual bonus of up to 25% of his base salary, the exact amount to be determined pursuant to a profit formula to be determined by the Compensation Committee of the Company's Board of Directors. Mr. Stevenson was also granted 300,000 options to purchase shares of the Company's Common Stock at $7.50 per share. 50,000 of such options vested on February 15, 1996 and the balance vest over three years on a pro-rata basis beginning February 15, 1997. The exercise price of such stock options were repriced in October 1996 to $4.75 per share. Upon termination "without cause," Mr. Stevenson is entitled to the greater of his base salary for 12 months or the base salary for the balance of the remaining term of such employment agreement. Mr. Stevenson has agreed not to compete with the Company while employed by the Company and the period during which severance is paid, if any.

        In June 1996, the Company entered into an employment agreement with Scott H. Shackelton pursuant to which Mr. Shackelton serves the Company as Vice President of Finance and Chief Financial Officer. The agreement has an initial term of two years and provides for automatic renewal for successive one year terms after June 10, 1998, unless employment has been terminated. Pursuant to such agreement, Mr. Shackelton receives an annual base salary of $135,000 and will receive an annual bonus or merit increase of up to 25% of his base salary, the exact amount to be determined by the Company's Board of Directors. Mr. Shackelton will also receive an additional bonus of up to 25% of his current base salary each year, the exact amount to be determined pursuant to a profit formula to be determined by the Compensation Committee of the Company's Board of Directors. Mr. Shackelton was also granted 60,000 options pursuant to such agreement to purchase shares of the Company's Common Stock at $4.75 per share. Ten thousand (10,000) of such options vested on August 21, 1996, and the balance of such options vest over five years on a pro-rata basis beginning June 10, 1997. An additional 60,000 options to purchase shares of the Company's Common Stock at $4.13 per share were granted on July 24, 1997. Upon termination "without cause" Mr. Shackelton is entitled to the greater of his base salary for twelve (12) months or the base salary for the remaining term of such employment agreement. Mr. Shackelton has agreed not to compete with the Company while employed by the Company and the period during which severance is paid, if any.

DIRECTOR COMPENSATION

        Directors who are not employees of the Company are paid $1,000 for each Board meeting and $500 for each committee meeting they attend, provided that the maximum paid to such director per day will be the greater amount due for any single meeting in the case of multiple meetings attended. In May 1997, Paul A. Bible was granted options pursuant to the Company's 1997 Director Stock Option Plan to purchase 20,000 shares of the Company's Common Stock at an exercise price of $5.125, vesting in four equal installments over a three-year period, with the first installment being on the date of grant. In September, 1997, Ronald R. Zideck was granted options pursuant to the Company's 1997 Director Stock Option Plan to purchase 20,000 shares of the Company's Common Stock at an exercise price of $5.00, vesting in four equal installments over a three-year period, with the first installment being on the date of grant. Directors who are employees of the Company are not paid fees or additional remuneration for service as members of the Board or its Committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee presently consists of Messrs. Lyle Berman and Paul A. Bible. Stanley M. Taube, who resigned as a Director of the Company in April 1997, served on the Compensation Committee through April 1997. Mr. Berman is Chairman of the Board of Grand Casinos, Inc.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Decisions on compensation of the Company's executives generally have been made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for the year ended December 31, 1997, as they affected the Company's executive officers.

        The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

        o  Base salary compensation
        o  Annual incentive compensation
        o  Stock options

        Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

        Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

        Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions. In March 1997, the Company's Compensation Committee awarded a bonus of $70,000 to Edward G. Stevenson, the Company's President and Chief Executive Officer. This bonus was paid pursuant to Mr. Stevenson's employment agreement with the Company and pursuant to the Management Incentive Plan based upon Mr. Stevenson's performance and achievement of certain goals, such as the positioning of the Company for future results.

        Awards of stock grants under the Company's 1992 Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Company. In July 1997, the Company issued to Scott H. Shackelton, the Chief Financial Officer, options to purchase 60,000 shares of the Company's Common Stock, exercisable at $4.13 per share.

        The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

        To date, no executive officer of the Company has received compensation that exceeds $1 million per year.


                                       LYLE BERMAN
                                       PAUL A. BIBLE

                             STOCK PERFORMANCE GRAPH

        The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the period from May 28, 1993 (the date of the Company's initial public offering) to December 31, 1997, to the S&P 500 Stock Index and to a "peer group" index created by the Company over the same period. The "peer group" index consisted of the common stock of: Acres Gaming, Inc., Alliance Gaming, Casino Data Systems, International Game Technology, Mikohn Gaming Corp., Shuffle Master, Inc. and WMS Industries. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on May 28, 1993, and that any dividends paid were reinvested in the same security.


                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 5/28/93)




                                  [GRAPH HERE]



------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                             5/28/93   7/30/93   7/29/94  12/30/94  12/29/95  12/31/96 12/31/97
------------------------------------------------------------------------------------------------
INNOVATIVE GAMING CORP.      $100.00   $175.44   $101.75   $ 55.26   $100.00   $ 82.46   $ 31.58
------------------------------------------------------------------------------------------------
PEER GROUP                   $100.00   $ 88.07   $ 56.83   $ 52.03   $ 54.51   $ 66.34   $ 88.83
------------------------------------------------------------------------------------------------
S&P 500                      $100.00   $ 99.89   $105.02   $106.62   $146.65   $180.29   $240.43
------------------------------------------------------------------------------------------------


Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from Bloomberg Financial Markets

                                  OTHER MATTERS


BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors held three meetings during 1997. The Company has a Compensation Committee consisting of Messrs. Lyle Berman and Paul A. Bible and an Audit Committee consisting of Messrs. Ronald R. Zideck and Paul A. Bible, but does not have a nominating committee of the Board of Directors.

        The Company's Compensation Committee did not meet during 1997, but did take action pursuant to written actions during 1997. The Compensation Committee administers the 1992 Stock Option and Compensation Plan. The Company's Audit Committee, did not meet during 1997, but did take action pursuant to written actions during 1997. Prior to April 1997, Stanley M. Taube was a member of the Board of Directors, the Compensation Committee and the Audit Committee of the Company. In April 1997, Mr. Taube resigned from the Board of Directors, the Compensation Committee and the Audit Committee. In April 1997, Mr. Paul A. Bible was appointed to the Board of Directors, the Compensation Committee and the Audit Committee. In September 1997, Mr. Ronald R. Zideck was appointed to the Board of Directors and the Audit Committee.

INDEPENDENT ACCOUNTANTS

        The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent public accountants for fiscal year 1998. Arthur Andersen LLP has been the independent public accountants for the Company since May 26, 1994. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the year ended December 31, 1997 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except for late Form 3 and Form 4 filings by Ronald R. Zideck, a director of the Company.

PROPOSALS OF SHAREHOLDERS

        All proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices on or before December 24, 1998.

SOLICITATION

        The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

        The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.




                                        By Order of the Board of Directors



                                        Innovative Gaming Corporation of America

                                        Scott H. Shackelton
                                        Secretary

                                 (FORM OF PROXY)

                    INNOVATIVE GAMING CORPORATION OF AMERICA
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 29, 1998

The undersigned, a shareholder of Innovative Gaming Corporation of America, hereby appoints Edward G. Stevenson and Scott Shackelton, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Innovative Gaming Corporation of America to be held at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada, on Friday, May 29, 1998, at 10:00 a.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:


(1)     Election of Directors:

        [ ]  FOR all nominees             [ ]  WITHHOLD AUTHORITY
             (except as marked                 to vote for all nominees
             to the contrary below)            listed below

                        EDWARD G. STEVENSON, LYLE BERMAN,

                         PAUL A. BIBLE, RONALD R. ZIDECK

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

(2) Upon such other business as may properly come before the meeting or any adjournments thereof.


(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

                           (Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.


                                        Dated ____________________________, 1998

                                        ________________________________________

                                        ________________________________________

                                        (Shareholder must sign exactly as the
                                        name appears at left. When signed as a
                                        corporate officer, executor,
                                        administrator, trustee, guardian, etc.,
                                        please give full title as such. Both
                                        joint tenants must sign.)